SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 14, 2002
(To Prospectus dated December 14, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2002-1

                            ---------------------

------------------------
The Class A certificates
represent obligations of       The Class A Certificates
the trust only and do not
represent an interest in       o    This supplement relates to the offering of
or obligation of CWABS,             the Class A certificates of the series
Inc., Countrywide Home              referenced above. This supplement does not
Loans, Inc., Countrywide            contain complete information about the
Home Loans Servicing LP             offering of the Class A certificates.
or any of their                     Additional information is contained in the
affiliates.                         prospectus supplement dated March 14, 2002,
                                    prepared in connection with the offering of
This supplement may be              the offered certificates of the series
used to offer and sell              referenced above and in the prospectus of
the offered certificates            the depositor dated December 14, 2001. You
only if accompanied by              are urged to read this supplement, the
the prospectus supplement           prospectus supplement and the prospectus in
and the prospectus.                 full.
------------------------
                               o    As of June 25, 2003, the certificate
                                    principal balance of the Class A
                                    certificates was $264,648,421.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 27, 2003

                               THE MORTGAGE POOL

        As of June 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 1,920 Mortgage Loans having an aggregate Stated Principal Balance of approximately $296,848,421.

        The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                         As of June 1, 2003
                                                    --------------------------

Total Number of Mortgage Loans.............................     1,920
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
        30-59 days.........................................     2.34%
        60-90 days.........................................     0.78%
        91 days or more (excluding pending foreclosures)...     1.72%
                                                                -----
       Total Delinquencies.................................     4.84%
                                                                =====
Foreclosures Pending.......................................     3.39%
                                                                -----
Total Delinquencies and foreclosures pending...............     8.23%
                                                                =====
______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

        Five (5) of the Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

        Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

        Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

        The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                              Delinquency and Foreclosure Experience
                                -----------------------------------------------------------------
                                     As of December 31, 2000          As of December 31, 2001
                                -------------------------------   -------------------------------
                                Principal Balance    Percentage    Principal Balance   Percentage
                                -----------------    ----------    -----------------   ----------
Total Portfolio                  $7,867,335,642.62    100.00%     $9,081,242,926.99     100.00%
Delinquency Percentage
   30-59 Days                    $  617,079,497.93      7.84%     $  806,843,594.55       8.88%
   60-89 Days                       209,082,975.61      2.66%        255,443,513.99       2.81%
   90+ Days                          87,295,342.66      1.11%        103,605,791.49       1.14%
   --                            -----------------     -----      -----------------      ------
   Sub-Total                     $  913,457,816.20     11.61%     $1,165,892,900.03      12.84%
                                 -----------------     -----      -----------------      ------
Foreclosure Rate                 $  231,465,019.95      2.94%     $  356,652,093.38       3.93%
Bankruptcy Rate                  $  109,183,964.35      1.39%     $  232,679,880.26       2.56%




                                              Delinquency and Foreclosure Experience
                                ----------------------------------------------------------------
                                     As of December 31, 2002           As of March 31, 2003
                                ----------------------------------------------------------------
                                 Principal Balance   Percentage   Principal Balance   Percentage
                                 -----------------   ----------   -----------------   ----------
Total Portfolio                  $10,499,524,957.75    100.00%    12,051,227,600.40     100.00%
Delinquency Percentage
   30-59 Days                    $  776,262,182.66       7.39%       759,579,662.19       6.30%
   60-89 Days                       272,447,833.46       2.59%       242,823,173.75       2.01%
   90+ Days                      $  112,192,108.56       1.07%        71,249,693.96       0.59%
                                 -----------------      -----      ----------------       -----
   Sub-Total                     $1,160,902,124.68      11.06%     1,073,652,529.90       8.91%
                                 -----------------      -----      ----------------       -----
Foreclosure Rate                 $  277,872,737.06       2.65%       301,445,696.31       2.50%
Bankruptcy Rate                  $  293,013,840.50       2.79%       293,088,674.42       2.43%

        Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

        The Class A Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class A Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal." In addition to distributions of interest and principal as described above, the Class A Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the senior certificates and the subordinated certificates as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Residual Certificates."

        As of June 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was $264,648,421 evidencing a beneficial ownership interest of approximately 89.15% in the Trust Fund. As of the Certificate Date, the Subordinate Offered Certificates had an aggregate principal balance of $32,200,000 and evidenced in the aggregate a beneficial ownership interest of approximately 10.85% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

        For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

        The June 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

        Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.12% per annum, and the level of One-Month LIBOR remains constant at 1.12% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is July 2, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

        Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. As used in the table, 100% Prepayment Model means 23% PV and 30% CPR.

        There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

        The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                       Percent of Certificate Principal
                              Balance Outstanding


          Adjustable Rate Mortgage Loans        0%    80%   100%   150%  200%
                                                --    ---   ----   ----  ----
          (Percentages of the Prepayment
           Model)
                  Distribution Date
                  -----------------
          Initial Percent............          100%   100%  100%   100%  100%
          June 25, 2004..............           99     75    69     55    40
          June 25, 2005..............           98     59    51     33    18
          June 25, 2006..............           96     46    37     21    10
          June 25, 2007..............           95     36    27     13    5
          June 25, 2008..............           93     28    20     8     3
          June 25, 2009..............           91     22    14     5     1
          June 25, 2010..............           89     17    11     3     1
          June 25, 2011..............           87     13     8     2     0
          June 25, 2012..............           85     10     6     1     0
          June 25, 2013..............           82     8      4     1     0
          June 25, 2014..............           79     6      3     0     0
          June 25, 2015..............           76     5      2     0     0
          June 25, 2016..............           73     4      2     0     0
          June 25, 2017..............           68     3      1     0     0
          June 25, 2018..............           66     2      1     0     0
          June 25, 2019..............           63     2      1     0     0
          June 25, 2020..............           60     1      0     0     0
          June 25, 2021..............           56     1      0     0     0
          June 25, 2022..............           53     1      0     0     0
          June 25, 2023..............           49     0      0     0     0
          June 25, 2024..............           45     0      0     0     0
          June 25, 2025..............           40     0      0     0     0
          June 25, 2026..............           36     0      0     0     0
          June 25, 2027..............           30     0      0     0     0
          June 25, 2028..............           25     0      0     0     0
          June 25, 2029..............           18     0      0     0     0
          June 25, 2030..............           12     0      0     0     0
          June 25, 2031..............            5     0      0     0     0
          June 25, 2032..............            0     0      0     0     0
          Weighted Average Life (years)(2)     18.2   3.9    3.1   1.9   1.2
          Weighted Average Life (years)(1)(2)  18.1   3.3    2.6   1.6   1.0
          _______________________
          (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
          (2)  To the Optional Termination Date



                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

        Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement. Each investor that does not deliver the opinion of counsel described in the Prospectus Supplement will be deemed to represent that it is not a Plan Investor.

                                    RATINGS

         The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

        The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in Mortgage Pool                                                                    Range
(As of the Reference Date)                                                                           -----

Combined Adjustable Rate and Fixed Rate Mortgage Loan Characteristics
Total Number of Loans                                                         1,920
Aggregate Principal Balance                                            $296,848,421
Average Principal Balance                                                  $154,609        $9,656      to            $679,540
Weighted Average Mortgage Rate                                                8.39%         5.99%      to              17.50%
Weighted Average Original Term to Maturity (months)                             346           120      to                 360
Weighted Average Scheduled Remaining Term to Maturity (months)                  329           101      to                 346
Weighted Average Loan-to-Value Ratio                                         80.00%         0.70%      to             100.00%
Weighted Average FICO Credit Score                                              606
Percentage of Pool Secured by 1st Liens                                      96.81%
Percentage of Pool Secured by 2nd Liens                                       3.19%

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                                 6.67%         2.75%      to              11.70%
Weighted Average Maximum Mortgage Rate                                       14.86%        10.25%      to              23.63%
Weighted Average Minimum Mortgage Rate                                        8.15%         4.25%      to              16.25%

Mortgage Loan Programs

                                               Number of            Aggregate     Percentage of
Loan Programs                             Mortgage Loans    Principal Balance        Loan Group
-----------------------------------------------------------------------------------------------
Six-Month LIBOR                                       76           $5,150,705            1.74 %
2/28 Six-Month LIBOR                                 405           92,020,987           31.00
3/12 Six-Month LIBOR                                   1               23,024            0.01
3/27 Six-Month LIBOR                                 297           54,283,256           18.29
FIXED 10 Year                                          2               89,762            0.03
FIXED 15 Year - Credit Comeback                       11              444,437            0.15
FIXED 15 Year                                        103            7,440,329            2.51
FIXED 20 Year                                         13              897,060            0.30
FIXED 25 Year                                          3              499,136            0.17
FIXED 30 Year - Credit Comeback                       18            3,320,398            1.12
FIXED 30 Year                                        673          119,059,103           40.11
FIXED 10 Year - 2nd Lien                               8              144,454            0.05
FIXED 15 Year - 2nd Lien                             170            5,223,660            1.76
FIXED 20 Year - 2nd Lien                              21              779,595            0.26
FIXED 30/15 Balloon                                   35            4,159,254            1.40
FIXED 30/15 Balloon - 2nd Lien                        84            3,313,259            1.12
-----------------------------------------------------------------------------------------------
Total                                              1,920         $296,848,421          100.00 %
===============================================================================================


Current Mortgage Loan Principal Balances

Range of Mortgage Loan                         Number of            Aggregate    Percentage of
Principal Balances ($)                    Mortgage Loans    Principal Balance       Loan Group
-----------------------------------------------------------------------------------------------
$ 0.01 to $25,000                                    156           $2,976,010            1.00 %
$ 25,000.01 to $50,000                               384           14,470,315            4.87
$ 50,000.01 to $75,000                               313           19,361,209            6.52
$ 75,000.01 to $100,000                              208           17,850,687            6.01
$100,000.01 to $150,000                              214           25,773,951            8.68
$150,000.01 to $200,000                               70           12,014,301            4.05
$200,000.01 to $250,000                               37            8,028,274            2.70
$250,000.01 to $300,000                               30            8,435,352            2.84
$300,000.01 to $350,000                              252           81,600,346           27.49
$350,000.01 to $400,000                              146           54,626,468           18.40
$400,000.01 to $450,000                               49           20,871,738            7.03
$450,000.01 to $500,000                               44           21,108,275            7.11
$500,000.01 to $550,000                                6            3,171,781            1.07
$550,000.01 to $600,000                                8            4,595,214            1.55
$600,000.01 to $650,000                                2            1,284,959            0.43
$650,000.01 to $700,000                                1              679,540            0.23
-----------------------------------------------------------------------------------------------
Total                                              1,920         $296,848,421          100.00 %
===============================================================================================

Current Mortgage Rates

Range of Current Mortgage                      Number of             Aggregate   Percentage of
Rates (%)                                 Mortgage Loans     Principal Balance      Loan Group
-----------------------------------------------------------------------------------------------
5.501 - 6.000                                          2              $829,849           0.28 %
6.001 - 6.500                                          6             2,093,998           0.71
6.501 - 7.000                                         72            24,726,006           8.33
7.001 - 7.500                                        152            49,903,535          16.81
7.501 - 8.000                                        290            77,790,769          26.21
8.001 - 8.500                                        214            42,026,959          14.16
8.501 - 9.000                                        271            38,242,589          12.88
9.001 - 9.500                                        177            18,530,223           6.24
9.501 - 10.000                                       197            17,528,166           5.90
10.001 - 10.500                                      100             6,777,342           2.28
10.501 - 11.000                                       79             5,159,099           1.74
11.001 - 11.500                                       44             2,035,805           0.69
11.501 - 12.000                                       65             2,463,808           0.83
12.001 - 12.500                                       36             1,266,134           0.43
12.501 - 13.000                                      102             3,853,869           1.30
13.001 - 13.500                                       32             1,033,359           0.35
13.501 - 14.000                                       40             1,262,048           0.43
14.001 - 14.500                                       10               409,386           0.14
14.501 - 15.000                                        6               229,277           0.08
15.001 - 15.500                                        9               213,622           0.07
15.501 - 16.000                                        3                77,403           0.03
16.001 - 16.500                                        8               239,301           0.08
16.501 - 17.000                                        3                93,731           0.03
17.001 - 17.500                                        2                62,142           0.02
-----------------------------------------------------------------------------------------------
Total                                              1,920          $296,848,421         100.00 %
===============================================================================================



Remaining Term to Maturity

Range of Remaining Term                        Number of             Aggregate    Percentage of
to Maturity (Months)                      Mortgage Loans     Principal Balance       Loan Group
-----------------------------------------------------------------------------------------------
1 - 120                                               11              $255,934           0.09 %
121 - 180                                            404            20,603,963           6.94
181 - 300                                             82             4,188,224           1.41
301 - 360                                          1,423           271,800,300          91.56
-----------------------------------------------------------------------------------------------
Total                                              1,920          $296,848,421         100.00 %
===============================================================================================

Original Loan-to-Value Ratios

Range of Original                              Number of             Aggregate  Percentage of
Loan-to-Value Ratios                      Mortgage Loans     Principal Balance     Loan Group
-----------------------------------------------------------------------------------------------
50.00 or Less                                         81            $6,442,443           2.17 %
50.01-55.00                                           33             2,695,698           0.91
55.01-60.00                                           45             6,718,873           2.26
60.01-65.00                                           87            12,941,375           4.36
65.01-70.00                                          129            21,643,653           7.29
70.01-75.00                                          200            33,429,432          11.26
75.01-80.00                                          420            81,477,185          27.45
80.01-85.00                                          305            47,333,274          15.95
85.01-90.00                                          330            61,035,967          20.56
90.01-95.00                                           80            12,783,243           4.31
95.01-100.00                                         210            10,347,276           3.49
----------------------------------------------------------------------------------------------
Total                                              1,920          $296,848,421         100.00 %
==============================================================================================


State Distribution of Mortgaged Properties

                                               Number of             Aggregate   Percentage of
State                                     Mortgage Loans     Principal Balance      Loan Group
----------------------------------------------------------------------------------------------
Alabama                                               11              $465,784           0.16 %
Alaska                                                 1                57,389           0.02
Arizona                                               61             7,309,104           2.46
Arkansas                                               9               429,247           0.14
California                                           434           120,863,635          40.72
Colorado                                              43             9,296,716           3.13
Connecticut                                           19             4,057,275           1.37
Delaware                                               3               498,181           0.17
District of Columbia                                   2               791,958           0.27
Florida                                              103            10,199,951           3.44
Georgia                                               94            11,519,328           3.88
Hawaii                                                 3               168,621           0.06
Idaho                                                  9               930,222           0.31
Illinois                                              56             7,309,578           2.46
Indiana                                               51             3,270,137           1.10
Iowa                                                   4               155,532           0.05
Kansas                                                 6               680,577           0.23
Kentucky                                              23             1,733,073           0.58
Louisiana                                             27             2,759,508           0.93
Maine                                                  1                59,504           0.02
Maryland                                              28             6,166,704           2.08
Massachussetts                                        28             3,569,009           1.20




Michigan                                              76             8,328,823           2.81
Minnesota                                             22             2,688,444           0.91
Mississippi                                           16               793,982           0.27
Missouri                                              39             2,770,727           0.93
Montana                                                3               294,445           0.10
Nebraska                                               5               484,411           0.16
Nevada                                                22             2,831,531           0.95
New Hampshire                                          5               676,821           0.23
New Jersey                                            33             6,249,953           2.11
New Mexico                                             5             1,026,397           0.35
New York                                              50            10,287,003           3.47
North Carolina                                        78             8,835,385           2.98
North Dakota                                           1                43,610           0.01
Ohio                                                 107             7,990,754           2.69
Oklahoma                                              23               973,137           0.33
Oregon                                                35             4,946,158           1.67
Pennsylvania                                          81             7,997,823           2.69
Rhode Island                                           3               327,666           0.11
South Carolina                                        36             3,616,785           1.22
South Dakota                                           2                63,385           0.02
Tennessee                                             44             3,049,569           1.03
Texas                                                 62             8,970,713           3.02
Utah                                                  21             1,975,079           0.67
Virginia                                              37             5,823,353           1.96
Washington                                            64            11,321,229           3.81
West Virginia                                          9               601,314           0.20
Wisconsin                                             22             1,412,878           0.48
Wyoming                                                3               176,011           0.06
----------------------------------------------------------------------------------------------
Total                                              1,920          $296,848,421         100.00 %
==============================================================================================

FICO Credit Scores

                                                 Number of            Aggregate  Percentage of
Range of FICO Credit Scores                 Mortgage Loans    Principal Balance     Loan Group
----------------------------------------------------------------------------------------------
781 - 800                                                3             $427,292          0.14 %
761 - 780                                                2              498,818          0.17
741 - 760                                               10            2,118,010          0.71
721 - 740                                               16            1,803,955          0.61
701 - 720                                               27            3,697,940          1.25
681 - 700                                               50            9,537,441          3.21
661 - 680                                               99           15,508,489          5.22
641 - 660                                              175           28,304,900          9.54
621 - 640                                              264           45,749,950         15.41
601 - 620                                              299           51,523,890         17.36
581 - 600                                              286           47,495,952         16.00
561 - 580                                              257           40,153,831         13.53
541 - 560                                              203           24,965,306          8.41
521 - 540                                              122           14,648,798          4.93
501 - 520                                               60            6,650,888          2.24
500 or Less                                             23            2,244,859          0.76
Missing                                                 24            1,518,100          0.51
----------------------------------------------------------------------------------------------
Total                                                1,920         $296,848,421        100.00 %
==============================================================================================


Types of Mortgaged Properties

                                                 Number of            Aggregate  Percentage of
Property Types                              Mortgage Loans    Principal Balance     Loan Group
----------------------------------------------------------------------------------------------
Single Family Residence                              1,509         $231,072,595         77.84 %
Planned Unit Development                               167           39,527,326         13.32
Manufactured Housing (1)                               135           10,377,417          3.50
Low-Rise Condominium                                    60            8,933,332          3.01
2-4 Family Residence                                    47            6,237,811          2.10
High-Rise Condominium                                    2              699,939          0.24
----------------------------------------------------------------------------------------------
Total                                                1,920         $296,848,421        100.00 %
==============================================================================================

(1) Treated as real property

Purpose of Mortgage Loans

                                                Number of              Aggregate   Percentage of
Loan Purpose                               Mortgage Loans      Principal Balance      Loan Group
-------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                1,120           $187,836,599           63.28 %
Purchase                                              566             74,250,927           25.01
Refinance (Rate-Term)                                 234             34,760,895           11.71
-------------------------------------------------------------------------------------------------
Total                                               1,920           $296,848,421          100.00 %
=================================================================================================



Occupancy Types of the Mortgage Loans

                                                Number of              Aggregate   Percentage of
Occupancy Type                             Mortgage Loans      Principal Balance      Loan Group
-------------------------------------------------------------------------------------------------
Primary Residence                                   1,844           $288,852,848           97.31 %
Investment Property                                    74              7,579,976            2.55
Secondary Residence                                     2                415,596            0.14
-------------------------------------------------------------------------------------------------
Total                                               1,920           $296,848,421          100.00 %
=================================================================================================



Documentation Programs for the Mortgage Loans

                                                Number of              Aggregate   Percentage of
Document Type                              Mortgage Loans      Principal Balance      Loan Group
-------------------------------------------------------------------------------------------------
Full                                                1,736           $258,776,140           87.17 %
Stated Income                                         151             32,187,857           10.84
Simple                                                 33              5,884,423            1.98
-------------------------------------------------------------------------------------------------
Total                                               1,920           $296,848,421          100.00 %
=================================================================================================

                                       Adjustable Rate Mortgage Loans

Gross Margin

Range of Gross                               Number of              Aggregate    Percentage of
Margins (%)                             Mortgage Loans      Principal Balance       Loan Group
----------------------------------------------------------------------------------------------
2.001 - 3.000                                        1               $341,134            0.23 %
3.001 - 4.000                                        1                303,096            0.20
4.001 - 5.000                                       38              9,320,395            6.15
5.001 - 6.000                                      160             41,785,526           27.59
6.001 - 7.000                                      261             57,589,352           38.02
7.001 - 8.000                                      146             22,027,561           14.54
8.001 - 9.000                                       94             11,674,750            7.71
9.001 - 10.000                                      57              6,149,115            4.06
10.001 - 11.000                                     17              1,964,829            1.30
11.001 - 12.000                                      4                322,216            0.21
----------------------------------------------------------------------------------------------
Total                                              779           $151,477,972          100.00 %
==============================================================================================


Subsequent Adjustment Date

Subsequent Adjustment                        Number of              Aggregate    Percentage of
Date                                    Mortgage Loans      Principal Balance       Loan Group
----------------------------------------------------------------------------------------------
June-03                                              2               $151,828            0.10 %
July-03                                             11                929,322            0.61
August-03                                           28              2,424,478            1.60
September-03                                        10                526,387            0.35
October-03                                          20              1,532,153            1.01
November-03                                         56              7,488,958            4.94
December-03                                         55             11,176,538            7.38
January-04                                         102             22,584,596           14.91
February-04                                         85             21,877,068           14.44
March-04                                            64             14,633,197            9.66
April-04                                            49             13,944,305            9.21
June-04                                              3                180,361            0.12
July-04                                             18              1,709,891            1.13
August-04                                           30              3,610,453            2.38
September-04                                        13              2,037,949            1.35
October-04                                           6                902,321            0.60
November-04                                         44              4,810,175            3.18
December-04                                         43              6,460,607            4.27
January-05                                          49             12,806,409            8.45
February-05                                         32              7,669,757            5.06
March-05                                            27              6,417,171            4.24
April-05                                            32              7,604,048            5.02
----------------------------------------------------------------------------------------------
Total                                              779           $151,477,972          100.00 %
==============================================================================================

                                       Adjustable Rate Mortgage Loans

Range of Months to Adjustment Date

Range of Months                              Number of              Aggregate    Percentage of
to Adjustment Date                      Mortgage Loans      Principal Balance       Loan Group
----------------------------------------------------------------------------------------------
0 - 6                                              167            $21,964,533           14.50 %
7 - 12                                             316             75,346,811           49.74
13 - 18                                            126             15,851,446           10.46
19 - 24                                            170             38,315,182           25.29
----------------------------------------------------------------------------------------------
Total                                              779           $151,477,972          100.00 %
==============================================================================================


Maximum Mortgage Rates

Range of Maximum                             Number of              Aggregate    Percentage of
Mortgage Rates (%)                      Mortgage Loans      Principal Balance       Loan Group
----------------------------------------------------------------------------------------------
10.001 - 10.500                                      1               $316,104            0.21 %
11.501 - 12.000                                      2                782,171            0.52
12.001 - 12.500                                      6              1,704,411            1.13
12.501 - 13.000                                     16              4,223,964            2.79
13.001 - 13.500                                     30              7,246,100            4.78
13.501 - 14.000                                     82             21,194,282           13.99
14.001 - 14.500                                    115             27,200,353           17.96
14.501 - 15.000                                    144             33,808,851           22.32
15.001 - 15.500                                     93             19,502,670           12.87
15.501 - 16.000                                    115             18,900,030           12.48
16.001 - 16.500                                     48              5,130,178            3.39
16.501 - 17.000                                     48              5,117,005            3.38
17.000 - 17.500                                     28              2,511,841            1.66
17.501 - 18.000                                     18              1,911,477            1.26
18.001 - 18.500                                      9                487,310            0.32
18.501 - 19.000                                     13                837,276            0.55
19.001 - 19.500                                      5                206,800            0.14
19.501 - 20.000                                      2                119,870            0.08
20.001or greater                                     4                277,279            0.18
----------------------------------------------------------------------------------------------
Total                                              779           $151,477,972          100.00 %
==============================================================================================

                                  Adjustable Rate Mortgage Loans

Initial Periodic Rate Cap

Initial Periodic Rate                        Number of           Aggregate    Percentage of
Cap (%)                                 Mortgage Loans   Principal Balance       Loan Group
-------------------------------------------------------------------------------------------
1.00                                                 9            $905,857            0.60 %
1.50                                               335          79,694,408           52.61
2.00                                                13           2,391,279            1.58
3.00                                               421          68,148,172           44.99
7.00                                                 1             338,257            0.22
-------------------------------------------------------------------------------------------
Total                                              779        $151,477,972          100.00 %
===========================================================================================


Subsequent Periodic Rate Cap

Subsequent Periodic                          Number of           Aggregate    Percentage of
Rate Cap (%)                            Mortgage Loans   Principal Balance       Loan Group
-------------------------------------------------------------------------------------------
1.00                                               318         $43,991,385           29.04 %
1.50                                               457         107,053,581           70.67
2.00                                                 2             200,544            0.13
3.00                                                 2             232,462            0.15
-------------------------------------------------------------------------------------------
Total                                              779        $151,477,972          100.00 %
===========================================================================================


Minimum Mortgage Rates

Range of Minimum Mortgage                    Number of           Aggregate     Percentage of
Rates (%)                               Mortgage Loans   Principal Balance        Loan Group
-------------------------------------------------------------------------------------------
5.000 or Less                                       18          $2,553,416            1.69 %
5.001 - 6.000                                       19           2,507,215            1.66
6.001 - 7.000                                       62          17,317,501           11.43
7.001 - 8.000                                      195          57,838,171           38.18
8.001 - 9.000                                      229          44,089,097           29.11
9.001 - 10.000                                     161          19,255,123           12.71
10.001 - 11.000                                     61           5,934,522            3.92
11.001 - 12.000                                     20           1,159,969            0.77
12.001 - 13.000                                     10             545,679            0.36
13.001 - 14.000                                      2              70,459            0.05
14.001 - 15.000                                      1             156,206            0.10
16.001 - 17.000                                      1              50,614            0.03
-------------------------------------------------------------------------------------------
Total                                              779        $151,477,972          100.00 %
===========================================================================================

                                   EXHIBIT 2


      THE                                           Distribution Date:  6/25/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                                Asset-Backed Securities
Associate:  Sean O'Connell                                    Series 2002-1
            212-815-6312

                                             Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------
                                             Certificate                          Pass
                                 Class           Rate         Beginning         Through        Principal
      Class         Cusip     Description        Type          Balance          Rate (%)      Distribution
-----------------------------------------------------------------------------------------------------------

        A         126671PE0     Senior       Var-Act/360    279,962,527.14        1.600000   15,314,106.62
       AIO        126671PF7    Strip IO       Var-30/360    312,162,527.14        5.184758            0.00
        AR        126671PL4     Senior       Var-Act/360              0.00        1.600000            0.00
-----------------------------------------------------------------------------------------------------------
        M1        126671PG5    Mezzanine     Var-Act/360      8,510,000.00        2.000000            0.00
        M2        126671PH3    Mezzanine     Var-Act/360      8,050,000.00        2.420000            0.00
        B1        126671PJ9     Junior       Var-Act/360      6,900,000.00        2.970000            0.00
        B2        126671PK6     Junior       Var-Act/360      8,740,000.00        3.420000            0.00
-----------------------------------------------------------------------------------------------------------
      Totals                                                312,162,527.14                   15,314,106.62
-----------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
                                                      Current                     Cumulative
                     Interest           Total         Realized      Ending         Realized
      Class        Distribution      Distribution      Losses       Balance         Losses
--------------------------------------------------------------------------------------------

        A            360,840.59     15,674,947.21        0.00    264,648,420.52       0.00
       AIO         1,348,741.02      1,348,741.02        0.00    296,848,420.52       0.00
        AR                 0.00              0.00        0.00              0.00       0.00
--------------------------------------------------------------------------------------------
        M1            13,710.56         13,710.56        0.00      8,510,000.00       0.00
        M2            15,693.03         15,693.03        0.00      8,050,000.00       0.00
        B1            16,508.25         16,508.25        0.00      6,900,000.00       0.00
        B2            24,078.70         24,078.70        0.00      8,740,000.00       0.00
--------------------------------------------------------------------------------------------
      Totals       1,779,572.15     17,093,678.77        0.00    296,848,420.52       0.00
--------------------------------------------------------------------------------------------

For Class AIO the interest distribution of $1,348,741.02 includes the following amounts:
$1.70 investment earnings for the fixed carryover reserve fund and $1,348,739.32 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method.
Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month.
Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.

      THE                                           Distribution Date:  6/25/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                                Asset-Backed Securities
Associate:  Sean O'Connell                                    Series 2002-1
            212-815-6312

                                                    Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------------

                                  Original            Beginning          Scheduled                       Unscheduled
                                 Certificate         Certificate         Principal        Accretion       Principal
     Class          Cusip          Balance             Balance          Distribution      Principal      Adjustments
----------------------------------------------------------------------------------------------------------------------

A              126671PE0       427,800,000.00     279,962,527.14      15,314,106.62           0.00           0.00
AIO            126671PF7       460,000,000.00     312,162,527.14               0.00           0.00           0.00
AR             126671PL4               100.00               0.00               0.00           0.00           0.00
----------------------------------------------------------------------------------------------------------------------

M1             126671PG5         8,510,000.00       8,510,000.00               0.00           0.00           0.00
M2             126671PH3         8,050,000.00       8,050,000.00               0.00           0.00           0.00
B1             126671PJ9         6,900,000.00       6,900,000.00               0.00           0.00           0.00
B2             126671PK6         8,740,000.00       8,740,000.00               0.00           0.00           0.00
----------------------------------------------------------------------------------------------------------------------
Totals                         460,000,100.00     312,162,527.14      15,314,106.62           0.00           0.00
----------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                   Net           Current          Ending           Ending
                Principal        Realized       Certificate      Certificate
     Class     Distribution       Losses          Balance          Factor
--------------------------------------------------------------------------------

A              15,314,106.62       0.00       264,648,420.52      0.61862650893
AIO                     0.00       0.00       296,848,420.52      0.64532265330
AR                      0.00       0.00                 0.00      0.00000000000
--------------------------------------------------------------------------------

M1                      0.00       0.00         8,510,000.00      1.00000000000
M2                      0.00       0.00         8,050,000.00      1.00000000000
B1                      0.00       0.00         6,900,000.00      1.00000000000
B2                      0.00       0.00         8,740,000.00      1.00000000000
--------------------------------------------------------------------------------
Totals         15,314,106.62       0.00       296,848,420.52
--------------------------------------------------------------------------------

      THE                                           Distribution Date:  6/25/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                                Asset-Backed Securities
Associate:  Sean O'Connell                                    Series 2002-1
            212-815-6312

                                                     Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------

                       Beginning             Pass             Accrued         Cumulative                           Total
                      Certificate           Through           Optimal           Unpaid         Deferred          Interest
     Class              Balance            Rate (%)          Interest          Interest        Interest             Due
-----------------------------------------------------------------------------------------------------------------------------
       A            279,962,527.14         1.600000         360,840.59             0.00           0.00         360,840.59
      AIO           312,162,527.14         5.184758       1,348,739.32        27,264.92           0.00       1,348,739.32
       AR                     0.00         1.600000               0.00             0.00           0.00               0.00
-----------------------------------------------------------------------------------------------------------------------------

       M1             8,510,000.00         2.000000          13,710.56             0.00           0.00          13,710.56
       M2             8,050,000.00         2.420000          15,693.03             0.00           0.00          15,693.03
       B1             6,900,000.00         2.970000          16,508.25             0.00           0.00          16,508.25
       B2             8,740,000.00         3.420000          24,078.70             0.00           0.00          24,078.70
-----------------------------------------------------------------------------------------------------------------------------

     Totals         312,162,527.14                        1,779,570.45        27,264.92           0.00       1,779,570.45
-----------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
                              Net           Unscheduled
                           Prepayment        Interest         Interest
     Class               Int Shortfall      Adjustment          Paid
-------------------------------------------------------------------------
       A                      0.00              0.00          360,840.59
      AIO                     0.00              0.00        1,348,741.02
       AR                     0.00              0.00                0.00
-------------------------------------------------------------------------

       M1                     0.00              0.00           13,710.56
       M2                     0.00              0.00           15,693.03
       B1                     0.00              0.00           16,508.25
       B2                     0.00              0.00           24,078.70
-------------------------------------------------------------------------

     Totals                   0.00              0.00        1,779,572.15
-------------------------------------------------------------------------

      THE                                           Distribution Date:  6/25/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                                Asset-Backed Securities
Associate:  Sean O'Connell                                    Series 2002-1
            212-815-6312

                                                      Current Payment Information
                                                           Factors per $1,000
----------------------------------------------------------------------------------------------------

                                           Original           Beginning Cert.
                                          Certificate            Notional              Principal
      Class               Cusip             Balance               Balance            Distribution
----------------------------------------------------------------------------------------------------

        A               126671PE0        427,800,000.00         654.423859607         35.797350678
       AIO              126671PF7        460,000,000.00         678.614189435          0.000000000
        AR              126671PL4                100.00           0.000000000          0.000000000
----------------------------------------------------------------------------------------------------

        M1              126671PG5          8,510,000.00       1,000.000000000          0.000000000
        M2              126671PH3          8,050,000.00       1,000.000000000          0.000000000
        B1              126671PJ9          6,900,000.00       1,000.000000000          0.000000000
        B2              126671PK6          8,740,000.00       1,000.000000000          0.000000000
----------------------------------------------------------------------------------------------------

      Totals                             460,000,100.00        678.614041910         33.291528893
----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                             Ending Cert.           Pass
                          Interest             Notional           Through
      Class             Distribution            Balance           Rate (%)
-----------------------------------------------------------------------------

        A                0.843479641         618.626508929          1.600000
       AIO               2.932045706         645.322653304          5.184758
        AR               0.000000000           0.000000000          1.600000
-----------------------------------------------------------------------------

        M1               1.611111111       1,000.000000000          2.000000
        M2               1.949444444       1,000.000000000          2.420000
        B1               2.392500000       1,000.000000000          2.970000
        B2               2.755000000       1,000.000000000          3.420000
-----------------------------------------------------------------------------

      Totals            3.868634268         645.322513017
-----------------------------------------------------------------------------

      THE                                           Distribution Date:  6/25/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                                Asset-Backed Securities
Associate:  Sean O'Connell                                    Series 2002-1
            212-815-6312


Pool Level Data
Distribution Date                                                                                            6/25/03
Cut-off Date                                                                                                 3/ 1/02
Determination Date                                                                                           6/ 1/03
Accrual Period 30/360                              Begin                                                     5/ 1/03
                                                   End                                                       6/ 1/03
Number of Days in 30/360 Accrual Period                                                                           30

Accrual Period Actual Days                         Begin                                                     5/27/03
                                                   End                                                       6/25/03
Number of Days in Actual Accrual Period                                                                           29


------------------------------------------------------------------------------
                        Collateral Information
------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                  400,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                     312,162,527.14
Ending Aggregate Pool Stated Principal Balance                                                        296,848,420.52

Beginning Prefunding Amount                                                                                     0.00
Ending Prefunding Amount                                                                                        0.00

Beginning Aggregate Certificate Stated Principal Balance                                              312,162,527.14
Ending Aggregate Certificate Stated Principal Balance                                                 296,848,420.52

Beginning Aggregate Loan Count                                                                                  1995
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                   75
Ending Aggregate Loan Count                                                                                     1920

Beginning Weighted Average Loan Rate (WAC)                                                                 8.397685%
Ending Weighted Average Loan Rate (WAC)                                                                    8.393396%

Beginning Net Weighted Average Loan Rate                                                                   7.872708%
Ending Net Weighted Average Loan Rate                                                                      7.867927%

Weighted Average Maturity (WAM) (Months)                                                                         329

Servicer Advances                                                                                         185,608.14

Aggregate Pool Prepayment                                                                              15,059,933.24
Pool Prepayment Rate                                                                                     44.7805 CPR

      THE                                           Distribution Date:  6/25/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                                Asset-Backed Securities
Associate:  Sean O'Connell                                    Series 2002-1
            212-815-6312


Certificate Account

Beginning Balance                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                   17,482,933.50
Liquidation Proceeds                                                                                          0.00
All Other Proceeds                                                                                            0.00
Other Amounts                                                                                                 1.70
                                                                                                     -------------

Total Deposits                                                                                       17,482,935.20

Withdrawals
Reimbursement of Servicer Advances                                                                            0.00
Payment of Master Servicer Fees                                                                         120,856.40
Payment of Sub Servicer Fees                                                                                  0.00
Payment of Other Fees                                                                                         0.00
Payment of Insurance Premium(s)                                                                               0.00
Payment of Personal Mortgage Insurance                                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                        268,400.03
                                                                                                     -------------
Payment of Principal and Interest                                                                    17,093,678.77

Total Withdrawals                                                                                    17,482,935.20

Ending Balance                                                                                                0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                13,367.56
Compensation for Gross PPIS from Servicing Fees                                                          13,367.56
Other Gross PPIS Compensation                                                                                 0.00
-----------------------------                                                                            ---------

Total Net PPIS (Non-Supported PPIS)                                                                           0.00

Master Servicing Fees Paid                                                                              120,856.40
Sub Servicing Fees Paid                                                                                       0.00
Insurance Premium(s) Paid                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                         0.00
Other Fees Paid                                                                                               0.00
---------------                                                                                         ----------

Total Fees                                                                                              120,856.40

      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                                Asset-Backed Securities
Associate:  Sean O'Connell                                    Series 2002-1
            212-815-6312

------------------------------------------------
                Delinquency Information
------------------------------------------------
Group 1
-------

Delinquency                                       30-59 Days            60-89 Days              90+ Days                 Totals
-----------                                       ----------            ----------              --------                 ------
Scheduled Principal Balance                     6,566,954.09          2,925,825.40          3,807,488.02          13,300,267.51
Percentage of Total Pool Balance                   2.212225%             0.985629%             1.282637%              4.480491%
Number of Loans                                           45                    15                    33                     93
Percentage of Total Loans                          2.343750%             0.781250%             1.718750%              4.843750%

Foreclosure
Scheduled Principal Balance                                                                                        8,092,126.19
Percentage of Total Pool Balance                                                                                      2.726013%
Number of Loans                                                                                                              65
Percentage of Total Loans                                                                                             3.385417%

Bankruptcy
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
Scheduled Principal Balance                                                                                          899,464.68
Percentage of Total Pool Balance                                                                                      0.303005%
Number of Loans                                                                                                               5
Percentage of Total Loans                                                                                             0.260417%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                    0.00
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                      0.00


----------------------------------------------------
       Subordination/Credit Enhancement Information
----------------------------------------------------


Protection                                                                                      Original                Current
----------                                                                                      --------                -------
Bankruptcy Loss                                                                                     0.00                   0.00
Bankruptcy Percentage                                                                          0.000000%              0.000000%
Credit/Fraud Loss                                                                                   0.00           4,000,001.00
Credit/Fraud Loss Percentage                                                                   0.000000%              1.347489%

      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                                Asset-Backed Securities
Associate:  Sean O'Connell                                    Series 2002-1
            212-815-6312


Protection                                                                                    Original                  Current
----------                                                                                    --------                  -------
Special Hazard Loss                                                                               0.00                     0.00
Special Hazard Loss Percentage                                                               0.000000%                0.000000%

Credit Support                                                                                Original                  Current
--------------                                                                                --------                  -------
Class A                                                                                 427,800,100.00           264,648,420.52
Class A Percentage                                                                          93.000002%               89.152713%

Class M1                                                                                  8,510,000.00             8,510,000.00
Class M1 Percentage                                                                          1.850000%                2.866783%

Class M2                                                                                  8,050,000.00             8,050,000.00
Class M2 Percentage                                                                          1.750000%                2.711822%

Class B1                                                                                  6,900,000.00             6,900,000.00
Class B1 Percentage                                                                          1.500000%                2.324419%

Class B2                                                                                  8,740,000.00             8,740,000.00
Class B2 Percentage                                                                          1.900000%                2.944264%


------------------------------------------------------------
                Seller Loss Coverage Obligation
------------------------------------------------------------

Original Seller Loss Coverage Amount                                                                               8,740,001.90
Current Loss Amount                                                                                                 -103,676.36
Cumulative Loss Amount                                                                                               312,993.08
Remaining Seller Loss Coverage Balance                                                                             8,427,008.82
